                                 SCHEDULE 14C

            Information Statement Pursuant to Section 14(c) of the
              Securities Exchange Act of 1934 (Amendment No. __)

Check the appropriate box:

     [ ]  Preliminary Information Statement
     [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
     [X]  Definitive Information Statement

              NORTH AMERICAN GAMING AND ENTERTAINMENT CORPORATION
           ---------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     1.   Title of each class of securities to which transaction applies: N/A

     2.   Aggregate number of securities to which transaction applies: N/A

     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A

     4.   Proposed maximum aggregate value of transaction: $2,051,535

                Cash received:                          $1,333,334
                Value of securities received               718,201
                                                        ----------
                                                        $2,051,535
                                                        ==========
     5.   Total fee paid: $411

[X]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1.   Amount Previously Paid: N/A

     2.   Form, Schedule or Registration Statement No.: N/A

     3.   Filing Party: N/A

     4.   Dated Filed: N/A

                           NORTH AMERICAN GAMING AND
                           ENTERTAINMENT CORPORATION
                          13150 Coit Road, Suite 125
                              Dallas, Texas 75240



                             INFORMATION STATEMENT
                                      FOR
                       ACTION BY CONSENT OF STOCKHOLDERS


                   ----------------------------------------
                         WE ARE NOT ASKING FOR A PROXY
                         AND YOU ARE NOT REQUESTED TO
                               SEND US A PROXY.
                   ----------------------------------------


     This Information Statement is furnished in connection with the taking of action by the written consent of a majority of stockholders (the "Written Consent") of North American Gaming and Entertainment Corporation, a Delaware corporation (the "Company"), to be effective on or about January 12, 2000.

     This Information Statement is not to be regarded as proxy solicitation material. The approximate date on which this Information Statement is first sent to stockholders is December 23, 1999.

                                 VOTING RIGHTS

     In accordance with Delaware law and the Company's Certificate of Incorporation and bylaws, whenever stockholders are required or permitted to take any action, such action may be taken without a meeting by means of a Written Consent setting forth the action so taken, signed by the holders of a majority of all outstanding shares entitled to vote thereon.

     On each matter entitled to be submitted to a vote or the subject of a consent of the stockholders, each stockholder is entitled to one vote in person or proxy for each share owned of record. We are not asking you for a proxy and you are not requested to send us a proxy or consent.

                        ACTION TAKEN BY WRITTEN CONSENT
                         OF A MAJORITY OF STOCKHOLDERS

     On October 12, 1999, there were 33,620,920 issued and outstanding shares of the Company's common stock, $0.1 par value (the "Common Stock"). On such date, five stockholders of the Company owning 20,902,012 shares of Common Stock, representing approximately 62.2% of the issued and outstanding shares of Common Stock, executed the Written Consent approving the sale (the "Sale") by the Company of substantially all its assets related to its cruise business (the "Cruise Business") to Travelbyus.com Ltd. and two of its subsidiaries ("Travelbyus"). The Company's Board of Directors approved the Sale on October 11, 1999. The Sale will become effective on January 12, 2000, twenty days after this Information Statement is first mailed to the stockholders of the Company. This Information Statement will be mailed to stockholders of record as of November 26, 1999 (the "Record Date"). Attached to this Information Statement as Appendix A for your information is a conformed copy of the Written Consent executed by these five stockholders on October 11, 1999.

          PRINCIPAL STOCKHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth certain information regarding the ownership of Common Stock as of October 12, 1999, by each stockholder known to the Company to own beneficially more than five percent of the outstanding Common Stock, each current director, and all executive officers and directors as a group, based on information provided to the Company by such persons. Except as otherwise stated, each such person has sole investment and voting power with respect to the shares set forth in the table:

            Name and Address
          of Beneficial Owner                   Number of Shares        Percent
          -------------------                   ----------------        -------

      International Tours, Inc./(1)/              17,390,294              51.7
      13150 Coit Road
      Suite 125
      Dallas, Texas 75240

      I.T. Financial Corporation/(1)/             17,622,620              52.4
      13150 Coit Road
      Suite 125
      Dallas, Texas 75240

      Hawes Partners/(1)/                         17,622,620              52.4
      Shangri-La Vista Tower
      Route 3
      Afton, Oklahoma 74331

      E.H. Hawes, II/(1)/                         17,624,954              52.4
      Shangri-La Vista Tower
      Route 3
      Afton, Oklahoma 74331

      Ron Blaylock/(1)/                           17,628,454              52.4
      13150 Coit Road
      Suite 125
      Dallas, Texas 75240

      Lamar E. Ozley, Jr./(2)/                     2,054,329               6.1
      6306 Mill Point Circle
      Dallas, Texas  75248

      Daryl N. Snadon/(3)/                           535,666               1.6
      15280 Addison Rd., Ste 300
      Dallas, Texas  75248

      Richard P. Crane, Jr./(4)/                     785,556               2.3
      530 Wilshire Blvd., Ste. 400
      Santa Monica, California 90401

      All Executive Officers and                  18,946,176              55.5
      Directors as a Group
      (3 persons)/(1)(3)(4)/

-------------------------

(1) International Tours, Inc. ("International") owns 17,390,294 shares of Common Stock of record and beneficially. I.T. Financial Corporation ("ITFC"), E. H. Hawes, II and Ron Blaylock own of record and beneficially 232,326, 2,334 and 5,834 shares of Common Stock, respectively. Hawes Partners is a partnership owned two-thirds by Mr. Hawes and one-third by Mr. Blaylock. ITFC and Hawes Partners beneficially own approximately 50.6% and 49.4%, respectively, of the outstanding capital stock of International, and Hawes Partners beneficially owns approximately 65% of the outstanding capital stock of ITFC. Consequently, the 17,390,294 shares of Common Stock owned of record and beneficially by International may also be deemed to be beneficially owned by each of ITFC, Hawes Partners and Messrs. Hawes and Blaylock, and are reflected accordingly in the table above for their respective ownership positions. Each of ITFC, Hawes Partners and Messrs. Hawes and Blaylock disclaim beneficial ownership of any of the other shares of the Company referenced in this note not owned of record by that person or entity. Ted C. Parker, Jr., an officer of International and the President of GalaxSea Cruises and Tours, Inc. and I.T. Cruise, Inc., owns 1,243,334 shares of Common Stock of record and beneficially. Mr. Parker's shares are not included in the table above for the ownership positions of International, ITFC, Hawes Partners or Messrs. Hawes and Blaylock, and each of such persons and entities disclaims beneficial ownership of Mr. Parker's shares, and Mr. Parker disclaims beneficial ownership of any of the shares owned by any of such persons or entities.

(2) Includes 12,000 shares owned of record and beneficially by Mr. Ozley's spouse, and 100,000 shares owned of record by his spouse as custodian for their minor son under the Uniform Transfer to Minors Act. Mr. Ozley disclaims beneficial ownership of these 112,000 shares.

(3) These shares are pledged as collateral on a note payable to Mr. Snadon's former wife.

(4)  Includes a vested option to acquire 500,000 shares.



                        THE SALE OF THE CRUISE BUSINESS

Background

     General. In 1996, the Company was faced with a local option election in Louisiana which could have potentially eliminated the Company's revenue producing assets, its truck stop video poker casinos. In an effort to diversify, the Company acquired its Cruise Business from International Tours, Inc. ("International").

     As the travel industry began to change amid numerous consolidations and the rapid expansion of internet travel, each of International and the Company began to reevaluate their positions in the travel industry. Since the travel businesses of the two companies were intertwined, the companies agreed to jointly look for consolidation opportunities. In January 1998, at a meeting in the offices of International, E.H. Hawes, II, Chief Executive Officer of the Company, agreed with Ron Blaylock, President of International, that Mr. Blaylock should head up such search.

     In March 1998, after several telephone conversations, International and the Company entered into a Letter of Intent to sell all of their travel assets to TravelPlus, a subsidiary of Points North Digital Technologies, Inc. ("Points North"), a Canadian company. Bill Kerby, Chief Executive Officer of Travelbyus, was chairman of Points North at such time. The closing was anticipated to occur during the second quarter of 1998. During the second quarter of 1998, the Company retained MBD Capital of Santa Monica, California, to help evaluate Points North because the Company was considering accepting common stock in addition to cash. In June 1998, the closing was extended to November 1998 and then further extended until December 10, 1998. On December 10, 1998, International and the Company were notified that the Board of Points North had not agreed to the terms of the funding necessary to close the transaction and therefore Points North would not close the sale.

     In late January 1999, Mr. Kerby met with Messrs. Hawes and Blaylock in Dallas and notified them that he was leaving Points North and would be starting a new company. Mr. Kerby then outlined his plan to acquire various travel and technology companies. Messrs. Blaylock and Hawes expressed an interest in the project. Over the next eight weeks, Messrs. Blaylock and Hawes had numerous telephone conversations with Mr. Kerby and agreed to consider a proposal to sell the travel assets of International and the Company pursuant to terms similar to those discussed the previous year. However, International and the Company would require a non-refundable deposit of $200,000. On March 23, 1999, a

Letter of Intent was executed and the sum of $200,000 was paid jointly to International and the Company. The closing was scheduled for on or before June 30, 1999.

     During June 1999, Mr. Kerby had numerous telephone conversations with Messrs. Hawes and Blaylock informing them of the status of the financing being sought by Travelbyus to close the acquisition, among other things. Mr. Kerby informed them that the June 30 deadline was not viable. On July 15, Mr. Hawes and Ted C. Parker, Jr., President of GalaxSea Cruises and Tours, Inc. ("GalaxSea") and I.T. Cruise, Inc. ("IT Cruise"), met with Mr. Kerby in Los Angeles, California. The parties agreed that the closing would be extended for 60 days from June 30 in exchange for $50,000 additional non-refundable deposit, payable on or before August 1, 1999. The extension was also contingent on Travelbyus placing at least $4.5 million (Canadian) in debentures.

     Subsequent to this meeting, from August 10-13, 1999, Messrs. Blaylock and Parker and an accountant from both International and the Company traveled to Winnipeg, Manitoba, Canada for meetings with the investment bankers and attorneys putting together the private debenture placement by Travelbyus. Each of the four presented the Company's Board of Directors with a report upon their return. During July and August 1999, Mr. Hawes also had numerous discussions with MBD Capital regarding the structure of the transaction.

     Upon notification by Travelbyus to International and the Company that the debenture placement had been finalized, both International and the Company orally agreed to extend the closing deadline indefinitely as long as all parties diligently pursed closing. From September 27-30, 1999, Messrs. Blaylock and Parker met with Mr. Kerby and the attorneys for Travelbyus in Toronto to finalize the terms of the agreement. Pursuant to those meetings, final documents were prepared and the closing documents were executed on October 15, 1999.

     Reasons for Sale. Mr. Hawes discussed each meeting with Mr. Kerby outlined above with each of the Company's Board members. He advised each member that the Company's Cruise Business had not performed as expected in 1997 and 1998 and expected to break even in 1999. He further reported to the Board that the Company had been unable to expand the GalaxSea franchise system as expected. In addition, the structure of the cruise industry had changed significantly since the Company's entry in that back end overrides from the cruise industry had been greatly reduced. This accounted for a significant drop in cruise revenue to the Company. Mr. Hawes also advised the Board that the changing face of the industry, primarily the expansion of internet travel, required the Company to either find new strategic partners or make a significant investment in the technology aspect of the business. Mr. Hawes advised that Mr. Blaylock had had discussions with several other travel consortia, including the largest travel consortia in the U.S., and determined that IT Cruise and GalaxSea did not fit the criteria for these consortia that would maximize the value to be received by the Company. In view of these alternative discussions and in view of the current performance of the Company's Cruise Business, it was determined that it was in the best interests of the Company to sell its Cruise Business for the value of approximately $1,800,000.

     Mr. Hawes then discussed the issue of accepting cash and stock in Travelbyus rather than taking all cash. The Board determined that in view of the market's treatment of internet related travel companies, an equity position in Travelbyus could provide the Company with an immediate upside that might increase the value received for the Cruise Business.

     Mr. Hawes then discussed the financial situation of the Company and the effect thereupon by the Sale. The Company has several capital expenditure requirements in the near future. First, it must address the past due note to International of approximately $1,000,000. Second, the Company may need cash to settle its dividend and debenture obligations to its former preferred stockholders. Third, the Company may need additional cash to satisfy its 25% share of any capital requirements over and above financing on the River Port Truck Stop Casino. The Sale of the Cruise Business will enable the Company to address certain of these needs.

     In view of the previous restructuring of the Company's interest in its Louisiana gaming properties, it also is in the Company's best interest to reduce its operating overhead. The Sale of the Cruise Business will allow the Company to reduce its corporate overhead.

Description of Travelbyus

     Travelbyus is a Toronto Stock Exchange listed company that was formerly in the mining business in various locations in North America. As of December 31, 1998, Travelbyus had no significant operating assets. In early 1999,

Travelbyus sold an approximate 50% equity stake for $2 million (Canadian). During this time, Travelbyus also entered into several letters of intent with various travel and technology companies. In the third quarter of 1999, Travelbyus placed $11.95 million (Canadian) in debentures. Using the proceeds from this placement, as well as its capital stock, Travelbyus has acquired and is in the process of acquiring various travel and technology related companies pursuant to a plan to become a publicly traded, full integrated travel and technology company. Travelbyus has acquired a discount air consolidator company, a tour wholesaler, a website/technology company, a media marketing company and assets of a television travel show, in addition to the travel assets of the Company and International, since August 1999.

     The address and telephone number of the principal effective office of Travelbyus is Suite 204, 3237 King George Highway, South Surrey, British Columbia V4P1B7, (604) 541-2400.

The Purchase Agreement

     General. The Company entered into a Purchase of Assets Agreement (the "Purchase Agreement") on October 15, 1999 with Travelbyus, International and two of the Company's subsidiaries, GalaxSea and IT Cruise. Under the Purchase Agreement, each of International and GalaxSea sold substantially all of their respective cruise related assets to Travelbyus and the Company sold to Travelbyus the stock of IT Cruise owned by the Company, representing 100% of the outstanding stock of IT Cruise.

     The purchase and sale of the assets of International funded and closed on October 15, 1999, with an effective date of October 1, 1999. The purchase and sale of assets of GalaxSea and the stock of IT Cruise closed into escrow on October 15, 1999. The only condition to the release of escrow and the closing becoming effective is the mailing of this Information Statement to the stockholders of the Company. Escrow will be released and the closing will become effective 20 days after the first mailing of this Information Statement to the Company's stockholders (the "Effective Date"), but with a financial and accounting effective date to relate back to October 1, 1999. In the interim, the Company has entered into a management agreement pursuant to which Travelbyus will manage the Cruise Business pending the Effective Date.

     Assets Sold. The assets to be sold include machinery, equipment, fixtures, furniture, prepaid expenses, intellectual property rights (including the name "GalaxSea"), licenses, computer software, books and records and third-party agreements and supply contracts existing at October 1, 1999. The assets to be sold do not include cash, accounts receivable or intra-company indebtedness existing at October 1, 1999.

     Purchase Price. The Company received $1,333,334 in cash and 666,667 shares of common stock of Travelbyus, valued at $.75 per share (an aggregate of $500,000), as the purchase price for the Cruise Business. The cash was paid to the Company, less an escrow reserve of $66,667, on October 15, 1999 and the shares were placed in escrow until the Effective Date. International received $666,667 in cash, less an escrow reserve of $33,333, and 333,333 shares of common stock of Travelbyus as the purchase price for its cruise related assets.

     Allocation of Purchase Price. The Company and International agreed upon the allocation of the aggregate purchase price two-thirds to the Company and one-third to International based on the following factors: (1) historical financial operating statements; (2) the cruise segment versus the tour segment of the leisure travel industry; (3) the relative values of the companies to Travelbyus; and (4) the relative asset values of the respective companies on a going forward basis. No fairness opinion was obtained and no other third-party appraisal or review was conducted to arrive at the allocation between the Company and International. The Board of Directors of the Company and International decided they were capable of evaluating the factors to be taken into account to determine the allocation of the aggregate purchase price, and determined that the expense of engaging an investment banking firm or another third party review of the transaction and allocation was not necessary. The Board considered that the minority stockholders will have no voice in the decision to sell the Cruise Business, and in the absence of dissenters' rights of appraisal, the minority stockholders will be bound by the decision of the Board and the Written Consent of the five stockholders who approved the Sale, four of whom are affiliates of International. However, the Board did not believe such limitation justified the expense of a fairness opinion or other third party review, and did not believe that the absence of such opinion or review adversely affected its internal determination of fairness. Therefore, the Board decided to proceed without a fairness opinion or other third party review. Based upon all of the foregoing factors discussed, the Board determined that the Sale of the Cruise Business and the allocation of the aggregate purchase price between the Company and International was fair to, and in the best interests of, the Company's stockholders.

     Shares of Travelbyus Not a Long-Term Investment. The 666,667 shares of common stock of Travelbyus received by the Company represents approximately 1.3% of the outstanding common stock of Travelbyus as of November 15, 1999. The Company considers these shares to be equivalent to cash and does not presently intend to hold them as a long term investment or distribute them to the stockholders of the Company. Instead, the Company presently intends to sell these shares on the Toronto Stock Exchange, where the shares of Travelbyus are listed, as soon as it can do so in an orderly disposition, in order to maximize the Company's return on the shares, in accordance with the rules of the Toronto Stock Exchange.

     Conditions to the Sale. As noted above under "The Purchase Agreement - General," there are no conditions to the Sale becoming effective, other than the mailing of this Information Statement to the stockholders of the Company. The Sale will automatically become effective 20 days after the first mailing of this Information Statement to the Company's stockholders.

     Representations and Warranties; Indemnification. In the Purchase Agreement, the Company made customary representations and warranties to Travelbyus including as to financial statements and matters, tax matters, environmental matters, pending or threatened litigation, compliance with applicable laws, title to assets, third party approvals, status of employee benefit plans and employee compensation arrangements, intellectual property, absence of changes, and labor relations. In the Purchase Agreement, Travelbyus made customary representations and warranties to the Company including third party approvals and existing and pending litigation.

     The Purchase Agreement also provides customary indemnification obligations. Specifically, each of the parties has agreed to indemnify the other in connection with inaccuracies, breaches and non-fulfillment of any of the representations and warranties made, and covenants and agreements to be performed under the Purchase Agreement, by the Company or Travelbyus (which have varying periods of survival ranging from 18 months following the date of the Purchase Agreement to unlimited survival). The Company has also agreed to indemnify Travelbyus in connection with any retained liabilities, and Travelbyus has agreed to indemnify the Company in connection with any assumed liabilities. The Company agreed that $66,667 of the purchase price could be placed into an escrow reserve by Travelbyus until October 1, 2000, and Travelbyus will have the right to offset any indemnification obligation of the Company against such reserve.

     Expenses. The Purchase Agreement provides that each party will pay all of the fees and expenses incurred by it (including the fees and expenses of counsel) in connection with the negotiation, execution and delivery and performance of the Purchase Agreement and the transactions contemplated by the Purchase Agreement.

Non-Competition Agreement

     The Company agreed not to compete in the Cruise Business for a period ending on October 13, 2004 anywhere in North America. The Company also agreed to hold confidential all confidential and proprietary information and trade secrets of the Cruise Business sold to Travelbyus.

Accounting Treatment

     The effective date of the Sale of the Cruise Business will relate back to October 1, 1999. Consequently, the transaction will be recorded as a disposition of assets in the fourth quarter of 1999. The sales proceeds exceed the net book value of the assets sold and, therefore, the Company will realize a gain from the Sale effective October 1, 1999.

Federal Income Tax Consequences

     For Federal income tax purposes, the Company will report a gain equal to the excess of the sales proceeds over the net book value of the assets sold. The gain is a taxable transaction.

No Change in Rights of Holders of Company's Common Stock

     There will be no change in the Common Stock or in the rights of the holders of Common Stock as a result of the Sale of the Company's Cruise Business.

Stockholder Approval

     The Company is a Delaware corporation. The Sale of the Cruise Business may be deemed to constitute a sale of substantially all of the assets of the Company under Delaware law, which requires the approval by stockholders holding a majority of the outstanding shares of Common Stock. Consequently, the Company determined that it should obtain stockholder approval, which was granted by virtue of the five stockholders executing the Written Consent who own 20,902,012 shares of Common Stock, representing approximately 62.2% of the issued and outstanding shares of Common Stock. Consequently, the required stockholder approval has been obtained, but such approval will not become effective until the Effective Date.

Rights of Dissenting Stockholders

     Under Delaware, dissenting stockholders do not have any statutory appraisal or other rights of appraisal relating to the approval of the Sale of the Cruise Business by holders of a majority of the issued and outstanding shares of Common Stock of the Company.

No Regulatory Approval Required

     No federal or state regulatory approval is required to consummate the Sale of the Cruise Business by the Company.

Market Price for the Company's Common Stock

     The Company's Common Stock is traded over-the-counter and quoted from time to time in the OTC Bulletin Board "pink sheets". On October 14, 1999, the day before the announcement of the execution of the Purchase Agreement, the bid and asked prices reported by the OTC Bulletin Board on that day were $.04 and $.09375, respectively.

Interest of Certain Persons in Sale

     As of September 30, 1999, the Company owed International $992,525 on a promissory note with an original principal balance of $1,400,000. The Company is in arrears for the full $992,525, but International agreed in March 1999 to allow the Company to continue to accrue the balance owed until January 1, 2000, as long as the Company made payments with excess cash flow, as available, prior to such date. The Company plans to use $800,000 of the proceeds from the Sale of the Cruise Business to make a substantial payment on the International note. Until the International note is paid in full, all payments are suspended on the subordinate debentures owed by the Company to former holders of 313,000 shares of Class A Preferred Stock, which had aggregate remaining principal balances of $514,067 and accrued interest of $115,572 as of September 30, 1999. The subordinate debentures and the amounts unpaid are expressly made subordinate to the International note as well as other senior debt of the Company. International and I.T. Financial Corporation ("ITFC") were two of the five stockholders of the Company who executed the Written Consent approving the Sale of the Cruise Business. Hawes Partners is a partnership owned two-thirds by E.
H. Hawes, II (the President and Chief Executive Officer and a director of the Company) and one-third by Ron Blaylock (the Chairman of IT Cruise and GalaxSea). ITFC and Hawes Partners beneficially own approximately 50.6% and 49.4%, respectively, of the outstanding capital stock of International, and Hawes Partners beneficially owns approximately 65% of the outstanding capital stock of ITFC. Mr. Blaylock is also the President and a director of International and ITFC and Mr. Hawes is a director of International and ITFC.

     As part of the sale of the Cruise Business, Mr. Blaylock entered into a two year employment agreement with Travelbyus on October 13, 1999 providing a base salary of $130,000 per year and other benefits not to exceed $40,000 per year, together with a bonus to be negotiated.

     Ted C. Parker, Jr., the President of IT Cruise and GalaxSea and one of the Company's stockholders who executed the Written Consent approving the Sale of the Cruise Business, will receive a fee of $133,333 payable by the Company in return for his services relating to the negotiation and consummation of the Sale and for surrendering to the Company 500,000 shares of Common Stock owned by Mr. Parker. Mr. Parker will also receive $64,000 from

International as a fee for his services relating to the negotiation and consummation of the sale of assets by International.

                  CERTAIN INFORMATION CONCERNING THE COMPANY

General

     The Company's 1998 Annual Report is also being furnished to stockholders concurrently with this Information Statement. Stockholders are directed to the Annual Report for a discussion of the Company's business and other information relative to the Company, including the Company's audited financial statements. In addition to the information contained in the Annual Report, the Company has set forth below certain additional information.

Termination of Video Poker Casino Operations at The Diamond Jubilee

     OM Operating, LLC ("Operator") operated the video poker casino at The Diamond Jubilee Truck Stop in east New Orleans, Louisiana, until August 17, 1999 pursuant to a Sublease Agreement (the "Casino Sublease") dated July 1, 1996 between Operator and New Orleans Video Poker, Inc. ("NOVP"). NOVP leases the truck stop operations and the video poker casino from Stanley Doussan ("Doussan") pursuant to a Lease Agreement, Addendum to Lease and Sublease and Operator's Agreement dated July 10, 1992, as amended by an Amendment to Lease and Addendum to Lease dated December 15, 1992 (collectively, the "Operator's Agreements"). Operator attempted to renegotiate the Operator's Agreements on terms more favorable to Operator, but Doussan was not able to reach an agreement with Operator concerning these terms, so Operator elected to terminate the Operator's Casino Sublease effective August 17, 1999.

Certain Information Relating to Common Stock

     The Company's Common Stock is traded over-the-counter and quoted from time to time in the OTC Bulletin Board "pink sheets" under the trading symbol "NAGM". Consequently, there is currently no established public trading market for the Company's Common Stock. The following table sets forth the range of high and low bid prices as reported by the OTC Bulletin Board for the periods indicated. Such quotations represent inter-dealer prices without retail markup, markdown, or commission, and may not necessarily represent actual transactions.

                                                    Bid Price
                Calendar Years                 ------------------
                  by Quarter                   High          Low
                --------------                 ------------------
1999            First                          $   1/20     $1/32
                Second                             1/16      1/32
                Third                              1/25      1/32

1998            First                           $  1/32     $1/32
                Second                             3/16      1/32
                Third                              1/10      1/16
                Fourth                             1/16      1/20

        1997    First                           $  5/32     $1/8
                Second                             9/16      5/32
                Third                              5/32      3/32
                Fourth                             3/32      1/32

     At September 30, 1999, the Company had approximately 3,150 common stockholders of record.

     The Company has not paid cash dividends on Common Stock during the last two fiscal years or during 1999 and the Board of Directors of the Company does not currently intend to pay cash dividends on Common Stock in the foreseeable future. The Company may not declare or pay dividends on Common Stock if there are accumulated and unpaid dividends on Class A Preferred Stock. From October 17, 1994 through May 31, 1996, the outstanding Class

A Preferred Stock bore a dividend of $.30 per annum (payable monthly), an annual dividend of $480,000 because all 1,600,000 shares were outstanding. As discussed, above, under "The Sale of Assets--Interests of Certain Persons in Sale", the Company is $992,525 in arrears on the promissory note payable to International. The Company is also $447,018 in arrears on accumulated dividends on its former Class A Preferred Stock. These accumulated dividends will not be paid until the International note and the subordinated debentures payable to former holders of Class A Preferred Stock are paid in full and, thereafter, will be payable in full prior to any distributions on the Common Stock.

Financial Statements

     Included elsewhere in this Information Statement are unaudited interim financial statements of the Company at September 30, 1999 and for the nine months ended September 30, 1999 and 1998, together with unaudited pro forma financial statements showing the effect of the Sale of the Cruise Business. See "Index to Financial Statements", below. Stockholders should also review the audited financial statements of the Company contained in the accompanying 1998 Annual Report.

Management's Discussion and Analysis or Plan of Operation

  Liquidity and Capital Resources

     Present Cash Shortfall. As of September 30, 1999, the Company was twenty four months in arrears (a total of $992,525 of principal) in payments to International on the promissory note issued to International by the Company as partial consideration for a 1996 acquisition. The note had an original principal balance of $1,400,000, requires monthly payments of principal and interest of $50,000, and was secured by a pledge of the outstanding capital stock of IT Cruise and GalaxSea owned by the Company. Approximately $800,000 of the cash proceeds from the Sale of the Cruise Business will be used to reduce the amounts owed to International under this note.

     International agreed to allow the $1,119,346 accrued and owed to it at March 22, 1999 to continue to remain outstanding (with interest accruing thereon) until the earlier of January 1, 2000 or the time that excess cash flow is available to pay such amount (or any portion thereof) and, further, granted relief to the Company to allow it to pay the lesser of $50,000 per month or excess available cash flow, until January 1, 2000, at which time any accrued amounts will be due and payable and the regular $50,000 scheduled monthly payments will recommence. The application of approximately $800,000 of the cash proceeds from the Sale of the Cruise Business will reduce the note substantially. However, until the International note is current, all payments are suspended on the subordinated debentures issued by the Company in connection with the redemption of 313,000 shares of Class A Preferred Stock, which have aggregate remaining principal balances of $514,067 and accrued interest of $115,572 at September 30, 1999 and required aggregate payments of principal and interest of $11,250 per month until July 1, 1997, $31,114 per month, from July 1, 1997 through December 31, 1997, and $16,670 per month thereafter. As of September 30, 1999, 29 monthly payments, for a total of $297,342 have not been made pursuant to the subordinated debentures. The subordinated debentures and the amounts unpaid are expressly made subordinate to the International note as well as other senior debt of the Company.

     The structure of Operator and the various interests (including revenue and profits interests) of the Company in Operator are being reviewed by the Louisiana Gaming Control Board. Any adverse ruling by the Louisiana Gaming Control Board could further compound the Company's cash flow situation and possibly result in the inability to meet its scheduled debt payments, even as revised. The Company does not believe the review will result in material adverse changes in Operator's structure, but it cannot predict the results of the review until the review is completed. Strict enforcement of the Louisiana Act and the perceived anti-gaming sentiment in Louisiana within certain segments of the population and with certain politicians may also impact the review of Operator and any possible restructuring of Operator, or even a possible loss of Operator's license to operate the video poker casinos.

     The Company will seek to meet its long-term liquidity needs primarily through cash flow from operations, restructuring its payment obligations on certain debt described above and application of proceeds from the Sale of the Cruise Business. While the Company believes it will be able to generate and obtain the necessary capital to meet such needs if it is able to satisfactorily restructure its payment obligations as described above, there can be no assurance that all of such capital will be available on terms acceptable to the Company, which could delay or cause the Company to postpone certain planned activities.

     General Condition. The Company ended the third quarter of 1999 with $117,415 in cash and other current assets amounting to $175,289, including accounts receivable of $118,343, prepaid expenses of $11,296 and other assets of $45,650. The Company also reflects an asset of $204,522, representing the Company's equity investment in previously wholly-owned subsidiaries. The Company's total liabilities were $2,244,381 at September 30, 1999 including accounts payable and accrued liabilities of $274,626, current notes payable of $1,212,432, long-term notes payable of $310,305 and preferred stock dividends payable of $447,018. The current portion of other notes payable totaling $1,212,432 includes debt with contractual maturities of less than one year and the current portion of long term debt. See discussion of "--Present Cash Shortfall" above.

     Effective June 10, 1996, the Company acquired GalaxSea and IT Cruise, companies engaged in the cruise travel industry. Cruise revenue as reported is presented on an accrual basis, and is estimated based on the receipt of quarterly cash payments of previous years actual revenue; adjusted for seasonal variations. Cruise revenue is comprised of overrides and commissions on cruise sales generated by IT Cruise from the International network and GalaxSea's franchise system. The Cruise lines make payments of overrides and commissions on a quarterly basis which are received 30-45 days following the end of each quarter. Bonus overrides and commissions are paid by the cruise lines on an annual basis, which are received 30-45 days into the next calendar year. GalaxSea franchisees are billed monthly for license fees.

  Results of Operations

     Nine Months Ended September 30, 1999 Compared to Nine Months Ended September 30, 1998

     The Company's operations resulted in a net income before taxes of $541,563 for the nine months ended September 30, 1999, an increase of 355% from 1998's $118,940. A gain on sale of assets was recorded during the nine months ended September 30, 1999 of $597,857, primarily the results of the restructuring of Operator and River Port Truck Stop, LLC ("River Port LLC"). The Company's operating profit before depreciation, amortization, interest and other revenue/expense amounted to $256,415 through September 30, 1999, down 76% from 1998's $1,063,095. This decrease is due to the change in financial reporting as a result of the restructuring of Operator and River Port LLC.

     The following comparisons are based on the operational results of the Company and the underlying third quarter operations of Operator and River Port LLC, the entities in which the Company holds an equity investment, and the Gold Rush Truck Stop in which the Company owns a 50% beneficial interest. This presentation is to provide comparable video poker and retail operation results for the nine months ended September 30, 1999.

     Revenues totaled $15,680,064 through September 30, 1999 compared to $18,793,606 for 1998, down 17% (including approximately $8,978,000 of revenue generated by Operator, River Port LLC and the Gold Rush Truck Stop during the six months ended September 30, 1999, which is included in the income from equity investments for the same period in the accompanying financial statements). (See the unaudited condensed statements of income in Note 3 to the financial statements of the Company included elsewhere in this Information Statement.)

     Video Poker revenues totaled $10,375,125 through September 30, 1999, down $1,381,093, or 12% from 1998's $11,756,218. The primary reason for the loss in revenues is due to the discontinuation of operations at King's Lucky Lady in Port Barre, Louisiana, and The Diamond Jubilee in New Orleans, Louisiana. Revenue losses totaled approximately $1,224,000 and $134,000, respectively, at these two facilities. Revenue increases were achieved at the Pelican Palace of approximately $251,000 and at the Gold Rush of $78,423 and a loss of approximately $156,000 at the remaining casinos.

     Retail revenues from fuel and convenience store, food and beverage operations amounted to $4,637,473 for the nine months ended September 30, 1999, compared to 1998's $6,318,292, a decrease of 27%. The King's Truck Stop and convenience store contributed approximately $1,531,243 to 1998's revenue, and made minimal contributions in 1999 prior to the Company's discontinuation of this facility. Declines in revenue of approximately $150,000 were recorded at the remaining truck stops.

     Cruise revenues accrued for IT Cruise and GalaxSea totaled $667,466 for the nine months ended September 30, 1999 compared to 1998's $719,096, down 7%.

     Cost of revenues totaled $10,202,605 through September 30, 1999 compared to $12,075,810 for 1998, down 16% (including approximately $9,000,000 of costs of revenue generated by Operator, River Port LLC and the Gold Rush Truck Stop during the nine months ended September 30, 1999, which is included in the income from equity investments for the same period in the accompanying financial statements). (See the unaudited condensed statements of income in Note 3 to the financial statements of the Company included elsewhere in this Information Statement.)

     Video poker operations recorded a direct cost of revenue amounting to $6,042,939 in 1999 and $6,658,629 in 1998, a decrease of 9%. The primary reason for the decrease in costs was due to the decline in revenue. As a percentage of revenue, video poker costs increased to 58% from 57% as a result of increased profit share payments for the nine months ended September 30, 1999.

     Retail operations (fuel, convenience store, food and beverage) recorded cost of revenue of $3,853,406 for the nine months ended September 30, 1999 compared to $5,138,234 for 1998, a decrease of $1,284,828 or 25%, due to discontinued operations at King's Truck Stop as of March 31, 1999. As a percentage of retail revenues, total cost of revenues increased to 83% from 81%.

     In order to comply with State regulations governing truck stops, the Company continued to be very competitive in its marketing and pricing of fuel during the first nine months of 1999, in order to maintain and/or increase fuel sales. The regulations require a minimum sales level of 100,000 gallons per month per location, in order to maintain a complement of 50 video poker machines.

     Cruise operations recorded a direct cost of revenue amounting to $306,260 for the first nine months ended September 30, 1999, compared to 1998's $278,947, an increase of 10%. Significant improvement has been demonstrated in the marketing/promotional area. Also, previous third party commission commitments have expired.

     Combined Cruise Operations recorded a gross profit totaling $361,260, while 1998's gross profit was $440,149, a decrease of $78,889, or 18%. The loss in margin was for the most part due to a restructuring of contracts by certain cruise lines. Marketing fees accrued are the result of a broad based program coordinated by GalaxSea to produce cruise industry publications and promotions subscribed to by the cruise lines. The GalaxSea franchise system included 70 franchisees at September 30, 1999 compared to 75 at the end of the third quarter of 1998.

     Other expenses totaled $4,557,190 through September 30, 1999, compared to $6,598,791, down 32% (including approximately $2,475,000 of other expenses generated by Operator, River Port LLC and the Gold Rush Truck Stop during the six months ended September 30, 1999, which is included in the income from equity investments for the same period in the accompanying financial statements). (See the unaudited condensed statement of income in Note 3 to the financial statements of the Company included elsewhere in this Information Statement.)

     General operating and administrative expenses of $4,621,615 in 1999 and $5,654,635 in 1998 represented 29% and 30% of total revenue for 1999 and 1998, respectively. The decrease amounted to $1,033,020 or 18%. Discontinuation of operations at Kings Truck Stop resulted in a reduction of $727,000 of general and administrative expense in addition to $158,000 at River Port Truck Stop now being leased to RVC Operations.

     Depreciation and amortization amounted to $442,104 for the nine months ended September 30, 1999 and $463,107 in 1998. Interest expense was $265,627 in 1999 and $215,001 in 1998. Net other revenue/(expense) was $66,936 in 1999, compared to ($266,047) in 1998. Income from equity investments in the amount of $107,363 was recorded beginning April 1, 1999, representing the Company's share of net income/loss in gaming and truck stop ventures. A gain on sale of assets was recorded totaling $597,857.

  Year 2000 Issues

     The Company is aware of the issues associated with the programming code in many existing computer systems as the millennium approaches. The "Year 2000" problem is pervasive. As a result of certain programs being written using two digits rather than four digits to define the applicable year, any of the Company's computer programs that have data sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculation causing disruptions of operations, including among other things, a temporary inability to process transactions, send invoices or engage in normal business activities. The Company has implemented a year 2000 program to review the functionality of the Company's information technology and non-information technology systems and applications beyond 1999 as well as year 2000 issues related to the Company's third-party vendors. Operator and River Port LLC operate, or will operate, video poker devices under licenses granted by the Louisiana State Police Video Gaming Division. Operator currently operates 191 video poker machines which are linked to an on-line tracking and accounting system maintained by the Division's technical department. The Division's technical department is currently in the testing stages for an upgrade to its computer system to satisfy the year 2000 compliance issue. The Division installed its new computer system in March 1999 and will require software upgrades for all video poker "Clerk Validation Terminals". The mandatory chip upgrade was complete during the second quarter of 1999 to coincide with Year 2000 compliance. The chip cost totaled $3,000 and will require Operator to spend approximately $18,600 to $24,800 on hardware, and it is anticipated that to complete the conversion Operator will also incur an estimated amount of $15,000 for labor and testing. The second major system which controls payrolls is managed by a third party (Automatic Data Processing). The conversion of this system was completed during the third quarter of 1998. Another third party vendor who provides accounting software support (Great Plains Software) has warranted that its software will accurately reflect the change from the year 1999 to the year 2000 and beyond.

The Company integrates all of its execute office systems through a "Novell" Lan software networking environment. The Company has plans to upgrade its current server with software upgrades provided by Novell and intends to upgrade all networked hardware to ensure compatibility and compliance with year 2000 requirements. It is estimated that this conversion will cost approximately $15,000 and is scheduled for completion during the fourth quarter of 1999.

The BIOS upgrades for all older personal computers to ensure that the units will comply is in place. In addition, custom application programs, written internally, will also require an upgrade at an estimated cost of $10,000. It is also anticipated that to complete the conversion and upgrade, certain hardware purchases might be necessary if old equipment fails to meet the new standards. The Company estimates that this could cost up to $20,000.

The Company's current plan contemplates expenditures totaling $90,000 to implement all conversions to meet year 2000 compliance, of which $15,000 has been expended through September 30, 1999.

  Forward Looking Statements

     Statements that are not historical facts included in this Information Statement are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties that could cause actual results to differ from projected results. Such statements address activities, events or developments that the Company expects, believes, projects, intends or anticipates will or may occur, including such matters as future capital, debt restructuring, the possible effects of anti-gaming sentiment, the restructuring of Operator and River Port LLC, business strategies, expansion and growth of the Company's operations, and cash flow. Factors that could cause actual results to differ materially ("Cautionary Disclosures") are described throughout this Information Statement. Cautionary Disclosures include, among others: general economic conditions, the Company's ability to find, acquire, market, develop and produce new properties, the strength and financial resources of the Company's competitors, anti-gaming sentiment, labor relations, availability and cost of material and equipment, the results of debt restructuring efforts and regulatory developments and compliance. All written and oral forward-looking statements attributable to the Company are expressly qualified in their entirety by the Cautionary Disclosures. The Company disclaims any obligation to update or revise any forward-looking statement to reflect events or circumstances occurring hereafter or to reflect the occurrence of anticipated or unanticipated events.


               RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     Sartain Fischbein & Co. served as the Company's principal independent public accountants for 1998 and has been selected to by the Company to serve in fiscal 1999. Representatives of Sartain Fischbein & Co. are expected to be present at the 1999 annual meeting of stockholders with the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     Arthur Anderson LLP served as the Company's independent public accountants for 1997. On December 4, 1998, the Company received a letter from Arthur Andersen LLP that it was terminating the client-auditor relationship between Arthur Andersen LLP and the Company. There were no disagreements with Arthur Andersen LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to its satisfaction, would have caused it to make reference to such disagreement in its report. A copy of a letter from Arthur Andersen LLP, addressed to the Securities and Exchange Commission, concurring with the

Company's statements herein have been filed with the Securities and Exchange Commission. Neither of the reports of Arthur Andersen LLP on the Company's financial statements for the Company's fiscal years ended December 31, 1997 and 1996 contained an adverse opinion or disclaimer of opinion, or was modified as to uncertainty, audit scope, or accounting principles.


                      DOCUMENTS INCORPORATED BY REFERENCE

     The following items contained in the Company's 1998 Annual Report, which accompanies this Information Statement, are incorporated by reference and stockholders are encouraged to review such items:

     .    Item 1 - Description of Business

     .    Item 2 - Description of Property

     .    Item 3 - Legal Proceedings

     .    Item 6 - Management's Discussion and Analysis or Plan of Operation

     .    Item 7 - Financial Statements


                                    By Order of the Board of Directors


December 23, 1999                   E.H. Hawes, II
                                    President

                         INDEX TO FINANCIAL STATEMENTS


                                                                          Page
                                                                        --------

PRO FORMA COMBINED FINANCIAL STATEMENTS (unaudited)

Introduction to Pro Forma Consolidated Financial Information..............F-2

Pro Forma Consolidated Balance Sheet - September 30, 1999.................F-3

Pro Forma Consolidated Statement of Operations For the
    Nine Months Ended September 30, 1999..................................F-4

Pro Form Consolidated Statements of Operations For The
     Year Ended December 31, 1998.........................................F-5

Notes to Pro Forma Consolidated Financial Information.....................F-6

Financial Statements of North American Gaming and
    Entertainment Corporation and Subsidiaries

Introduction to Unaudited Historical Financial Statements.................F-7

Unaudited Consolidated Balance Sheet - September 30, 1999.................F-8

Unaudited Consolidated Statements of Operations -
    Nine Months Ended September 30, 1999 and 1998.........................F-9

Unaudited Consolidated Statements of Cash Flows -
    Nine Months Ended September 30, 1999 and 1998........................F-10

Notes to Unaudited Consolidated Financial Statements...............F-11 - F-26

                   UNAUDITED PRO FORMA FINANCIAL INFORMATION



The unaudited pro forma financial information as of September 30, 1999 and for the nine months ended September 30, 1999 and the year then ended December 31, 1998 is set forth on the following pages. The pro forma financial information has been prepared utilizing the historical consolidated financial statements of North American Gaming and Entertainment Corporation and Subsidiaries. The pro forma consolidated financial information gives pro forma effect to the sale of the Company's cruise related assets (the "Sale") as if the Sale had occurred on September 30, 1999 for balance sheet purposes and as of January 1, 1999 and January 1, 1998 for purposes of the pro forma statement of operations for the nine months ended September 30, 1999 and the year ended December 31, 1998, respectively. The pro forma information has been prepared utilizing estimates and assumptions as set forth below and in the notes thereto. The pro forma financial information is presented for informational purposes and is not necessarily indicative of the future financial position or results of operations of the Company that would have actually occurred had the Sale been consummated on such dates or as of the period described above. The pro forma adjustments are described in the accompanying notes and are based upon available information and certain assumptions that the Company believes are reasonable.

These pro forma adjustments represent the Company's preliminary determination of the Sale adjustments and are based upon available information and certain assumptions that the Company believes to be reasonable. Consequently, the amounts in the pro forma financial information are subject to change, and the final amounts may differ substantially.

NORTH AMERICAN GAMING AND ENTERTAINMENT
CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA BALANCE SHEET
================================================================================
September 30, 1999
--------------------------------------------------------------------------------

                                                Unaudited                                                Unaudited
                                                Historical                Pro Forma Adjustments          Pro Forma
                                               September 30,      ----------------------------------    September 30,
ASSETS                                             1999                Debit              Credit            1999
                                              --------------      --------------      --------------   --------------
Current Assets:
  Cash                                        $      117,415 (a)  $      250,000      $           --   $    1,316,739
                                                             (b)         949,324                  --
  Accounts receivable, net                           118,343                  --                  --          118,343
  Prepaid expenses                                    11,296                  --                  --           11,296
  Notes receivable - current                          15,650                  --                  --           15,650
  Current deferred tax asset                          30,000                  --                  --           30,000
                                              --------------      --------------      --------------   --------------

Total Current Assets                                 292,704           1,199,324                  --        1,492,028
                                              --------------      --------------      --------------   --------------

Property and Equipment, net                           43,919                  -- (a)          20,541           23,378
                                              --------------      --------------      --------------   --------------

Other Assets:
  Deposits                                            43,877                  -- (a)          22,300           21,577
  Long-term deferred tax asset                       266,500                  --                  --          266,500
  Tradename, net                                      82,714                  -- (a)          82,714               --
  Goodwill and merger costs, net                     439,145                  -- (b)         439,145               --
  Investments                                        204,522 (b)         720,000                  --          924,522
                                              --------------      --------------      --------------   --------------

                                                   1,036,758             720,000             544,159        1,212,599
                                              --------------      --------------      --------------   --------------

Total Assets                                  $    1,373,381      $    1,919,324      $      564,700   $    2,728,005
                                              ==============      ==============      ==============   ==============


LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities:
  Accounts payable and accrued expenses       $      274,626      $           -- (c)  $      130,500   $      405,126
  Notes payable - current                          1,212,432                 495                  --        1,211,937
  Preferred stock dividends payable                  447,018                  --                  --          447,018
                                              --------------      --------------      --------------   --------------

Total Current Liabilites                           1,934,076                 495             130,500        2,064,081

Long-Term Debt                                       310,305                  --                  --          310,305
                                              --------------      --------------      --------------   --------------

Total Liabilities                                  2,244,381                 495             130,500        2,374,386
                                              --------------      --------------      --------------   --------------

Stockholders' Equity (Deficit):
  Common stock                                       336,210                  --                  --          336,210
  Additional paid in capital                         466,959                  --                  --          466,959
  Accumulated deficit                             (1,674,169)(c)         130,500 (a)         124,940         (449,550)
                                                                              -- (b)       1,230,179
                                              --------------      --------------      --------------   --------------

                                                    (871,000)            130,500           1,355,119          353,619
                                              --------------      --------------      --------------   --------------

Total Liabilities and Stockholders' Deficit   $    1,373,381      $      130,995      $    1,485,619   $    2,728,005
                                              ==============      ==============      ==============   ==============


See notes to unaudited pro forma consolidated financial information

                                      F-3
================================================================================

NORTH AMERICAN GAMING AND ENTERTAINMENT
  CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
================================================================================
Nine Months Ended September 30, 1999
--------------------------------------------------------------------------------


                                                       Unaudited                                             Unaudited
                                                      Historical              Pro Forma Adjustments          Pro Forma
                                                     September 30,     --------------------------------    September 30,
                                                          1999             Debit              Credit           1999
                                                     -------------     ------------        ------------   --------------
Revenues:
  Video poker                                        $   4,128,171     $          -        $          -   $    4,128,171
  Truck stop and convenience store                       1,905,959                -                   -        1,905,959
  Cruise                                                   667,466 (d)      667,466                   -                -
                                                     -------------     ------------        ------------   --------------

                                                         6,701,596          667,466                   -        6,034,130
                                                     -------------     ------------        ------------   --------------

Costs And Expenses:
  Cost of revenue                                        4,189,265                - (d)         306,206        3,883,059
  General and administrative                             2,255,916                - (d)         398,250        1,857,666
  Depreciation and amortization                            319,259                - (d)          47,215          272,044
                                                     -------------     ------------        ------------   --------------

                                                         6,764,440                -             751,671        6,012,769
                                                     -------------     ------------        ------------   --------------

Operating Income (Loss)                                    (62,844)         667,466             751,671           21,361

Other Revenue (Expense):
  Other revenue (expense)                                   66,936 (d)      135,969                   -         (203,033)
                                                                   (e)      134,000                   -
  Interest expense                                        (167,749)               - (d)             213         (167,536)
  Income from equity investments                           107,363                -                   -          107,363
  Gain on sale of assets                                   597,857                - (e)         134,000          731,857
                                                     -------------     ------------        ------------   --------------

                                                           604,407          269,969             134,213          468,651
                                                     -------------     ------------        ------------   --------------

Income Before Taxes                                        541,563          937,435             885,884          490,012

Income Taxes                                              (216,471)               - (d)          11,034         (205,437)
                                                     -------------     ------------        ------------   --------------

Net Income (Loss)                                    $     325,092     $    937,435        $    896,918   $      284,575
                                                     =============     ============        ============   ==============

Basic Income Per Share                               $        0.01                                        $         0.01
                                                     =============                                        ==============

Basic Weighted Average Shares
  Outstanding                                           36,313,542                                            36,313,542
                                                     =============                                        ==============

Diluted Income Per Share                             $        0.01                                        $         0.01
                                                     =============                                        ==============

Diluted Weighted Average Shares
  Outstanding                                           36,313,542                                            36,313,542
                                                     =============                                        ==============


See notes to unaudited pro forma consolidated financial information

                                      F-4
================================================================================

NORTH AMERICAN GAMING AND ENTERTAINMENT
  CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
================================================================================
Year Ended December 31, 1998
--------------------------------------------------------------------------------

                                                                                                            Unaudited
                                                  Historical           Pro Forma Adjustments                Pro Forma
                                                  December 31,     ----------------------------------      December 31,
                                                     1998               Debit              Credit              1998
                                                 -------------     --------------      --------------     -------------
Revenues:
  Video poker                                    $  15,704,231     $            -      $            -     $  15,704,231
  Truck stop and convenience store                   8,679,063                  -                   -         8,679,063
  Cruise                                               966,442 (f)        966,442                   -                 -
                                                 -------------     --------------      --------------     -------------

                                                    25,349,736            966,442                   -        24,383,294
                                                 -------------     --------------      --------------     -------------

Costs And Expenses:
  Cost of revenue                                   16,354,213                  -  (f)        417,610        15,936,603
  General and administrative                         7,789,585                  -  (f)        730,564         7,059,021
  Depreciation and amortization                        617,755                  -  (f)         63,134           554,621
                                                 -------------     --------------      --------------     -------------

                                                    24,761,553                  -           1,211,308        23,550,245
                                                 -------------     --------------      --------------     -------------

Operating Income (Loss)                                588,183            966,442           1,211,308           833,049

Other Revenue (Expense):
  Other revenue (expense)                             (494,767)(f)         65,820                   -          (560,587)
  Interest expense                                    (307,187)                 -  (f)            835          (306,352)
  Income from equity investments                             -                  -                   -                 -
  Gain on sale of assets                                     -                  -                   -                 -
                                                 -------------     --------------      --------------     -------------

                                                      (801,954)            65,820                 835          (866,939)
                                                 -------------     --------------      --------------     -------------

Income Before Taxes                                   (213,771)         1,032,262           1,212,143           (33,890)

Income Taxes                                           (39,979)                 -  (f)          7,100           (32,879)
                                                 -------------     --------------      --------------     -------------

Net Income (Loss)                                $    (253,750)    $    1,032,262      $    1,219,243     $     (66,769)
                                                 =============     ==============      ==============     =============

Basic and Diluted Loss Per Share                 $       (0.01)                                           $       (0.00)
                                                 =============                                            =============

Basic and Diluted Weighted Average
  Shares Outstanding                                31,980,331                                               31,980,331
                                                 =============                                            =============


See notes to unaudited pro forma consolidated financial information

NORTH AMERICAN GAMING AND ENTERTAINMENT
 CORPORATION AND SUBSIDIARY
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
FINANCIAL INFORMATION
================================================================================

The unaudited pro forma consolidated financial information should be read in conjunction with the Company's historical consolidated financial statements appearing in the Company's 1998 Annual Report accompanying this Information Statement and the unaudited financial statements at September 30, 1999 and for the nine months ended September 30, 1999 and 1998, which appear elsewhere in this Information Statement.

On October 15, 1999, the Company entered into an agreement to sell the cruise related assets of Galaxsea Cruises and Tours, Inc. ("Galaxsea") for $285,000. In addition, the Company agreed to sell I.T. Cruise, Inc. ("I.T.") for $1,048,324 and 666,667 shares of common stock with a fair value of $720,000. The sales transaction is effective October 1, 1999.

The unaudited pro forma adjustments are as follow:

   a.  Adjustment to record the sale of Galaxsea assets for $250,000.

   b. Adjustment to record the sale of I.T. for $949,324 cash, and 666,667 shares of common stock with a fair value of $720,000.

   c.  To accrue selling expenses.

   d. To eliminate the cruise related income and expenses as if the sale had taken place January 1, 1999.

   e. To record the $35,000 and $99,000 of cash deposits previously received by Galaxsea and I.T., respectively, as part of the gain on sale.

   f. To eliminate the cruise related income and expenses as if the sale had taken place January 1, 1998.

                   Unaudited Historical Financial Statements



In the opinion of North American Gaming and Entertainment Corporation and Subsidiaries (the Company), the following unaudited consolidated financial statements contain all adjustments (consisting of only normal recurring accruals) necessary to present fairly the financial position of the Company at September 30, 1999 and the results of their operations and changes in cash flows for the nine months ended September 30, 1999 and 1998 are not necessarily indicative of the results to be expected for the full year.

              NORTH AMERICAN GAMING AND ENTERTAINMENT CORPORATION
                               AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                        September 30, 1999 (Unaudited)


ASSETS
------

CURRENT ASSETS:
  Cash                                                               $  117,415
  Accounts receivable (net)                                             118,343
  Prepaid Expenses                                                       11,296
  Notes receivable - current                                             15,650
  Current deferred tax asset                                             30,000
                                                                     ----------
TOTAL CURRENT ASSETS                                                    292,704
                                                                     ----------
PROPERTY AND EQUIPMENT, net of accumulated depreciation                  43,919
                                                                     ----------
OTHER ASSETS:
  Deposits                                                               43,877
  Long-term deferred tax asset                                          266,500
  Trade name and contract rights, net of accumulated amortization        82,714
  Goodwill and merger costs                                             439,145
  Investments                                                           204,522
                                                                     ----------

                                                                      1,036,758
                                                                     ----------

TOTAL ASSETS                                                         $1,373,381
                                                                     ==========

LIABILITY AND STOCKHOLDERS' DEFICIT
-----------------------------------
CURRENT LIABILITIES:
  Accounts payable and accrued liabilities                           $  274,626
  Notes payable - current                                             1,212,432
  Preferred stock dividends payable                                     447,018
                                                                     ----------

TOTAL CURRENT LIABILITIES                                             1,934,076

NOTES PAYABLE-LONG-TERM                                                 310,305
                                                                     ----------

TOTAL LIABILITIES                                                     2,244,381

STOCKHOLDERS' DEFICIT:
  Class A preferred stock, $3.00 par value, 10% annual
     cumulative dividend 1,600,000 shares authorized, no
     shares issued and outstanding                                            -
  Preferred stock, $.01 par value, 10,000,000 shares
     authorized 8,000,000 shares designated series "B" no
     shares issued and authorized                                             -
  Common stock, $.01 par value, 100,000,000 shares authorized,
     33,620,920 and 41,788,552 shares issued and outstanding
     at September  30, 1999 and  December 31, 1998                      336,210
  Additional paid-in-capital                                            466,959
  Retained earnings (deficit)                                        (1,674,169)
                                                                     ----------

      TOTAL STOCKHOLDERS' DEFICIT                                      (871,000)
                                                                     ----------

TOTAL LIABILITIES & STOCKHOLDERS' DEFICIT                            $1,373,381
                                                                     ==========

    The accompanying notes are an integral part of the financial statements
================================================================================

     NORTH AMERICAN GAMING AND ENTERTAINMENT CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
       FOR THE NINE MONTHS ENDED September 30, 1999 and 1998 (Unaudited)


                                            1999          1998
                                        ------------  ------------
REVENUE:
Video Poker Revenue                     $ 4,128,171   $11,756,218
Truck Stop and Convenience Store          1,905,959     6,318,292
Cruise Revenue                              667,466       719,096
                                        -----------   -----------

                                          6,701,596    18,793,606
COST AND EXPENSES:
Cost of revenue                           4,189,265    12,042,249
General and administrative expenses       2,255,916     5,688,262
Depreciation and Amortization               319,259       463,107
                                        -----------   -----------

                                          6,764,440    18,193,618

OPERATING INCOME (LOSS)                     (62,844)      599,988
                                        -----------   -----------

OTHER REVENUE (EXPENSE)
Other revenue (expense)                      66,936      (266,047)
Interest expense                           (167,749)     (215,001)
Income from equity investments              107,363             -
Gain on sale of assets                      597,857             -
                                        -----------   -----------

INCOME BEFORE PROV. FOR INCOME TAXES        541,563       118,940

PROVISION FOR INCOME TAXES                 (216,471)      (84,600)
                                        -----------   -----------

NET INCOME                              $   325,092   $    34,340
                                        ===========   ===========

BASIC INCOME PER SHARE                  $         *   $         *
                                        ===========   ===========
BASIC WEIGHTED AVERAGE
 SHARES OUTSTANDING                      36,313,542    41,788,552
                                        ===========   ===========

DILUTED INCOME PER SHARE                $         *   $         *
                                        ===========   ===========
DILUTED WEIGHTED AVERAGE
 SHARES OUTSTANDING                     $36,313,542   $41,788,552
                                        ===========   ===========

*Less than $.01 per share

    The accompanying notes are an integral part of the financial statements

                                      F-9
================================================================================

              NORTH AMERICAN GAMING AND ENTERTAINMENT CORPORATION
                                AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
       FOR THE NINE MONTHS ENDED September 30, 1999 and 1998 (Unaudited)


                                                        1999         1998
                                                     ----------  ------------
CASH FLOW FROM OPERATING ACTIVITIES:
Net Income                                           $ 325,092     $  34,340
Adjustments to reconcile net income to net cash:
 Depreciation and amortization                         319,259       463,107
 Deferred tax expense                                  111,500             -
 Gain on disposal of assets                           (597,858)            -
 Income from equity investments                       (107,363)            -
 Changes in operating assets and liabilities:
 (Increase) decrease in:
   Accounts receivable                                 (34,525)       85,438
   Inventories                                         (12,177)        5,720
   Prepaid insurance/expenses                           25,544        28,750
   Deposits                                              1,320      (739,446)
 Increase (decrease) in:
   Accounts payable and accrued liabilities            (37,209)      229,513
                                                     ---------     ---------

 Net cash provided (used) by operating activities       (6,417)      107,422
                                                     ---------     ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchases of property, plant and equipment           (345,611)     (173,142)
 Proceeds from Kings sale of fixed assets              325,000             -
 Proceeds to borrowers                                       -        12,003
 Repayment by borrowers                                 32,016        (7,746)
 Purchase of intangibles                                     -             -
                                                     ---------     ---------

 Net cash provided (used) by investing activities       11,405      (168,885)

CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from notes payable                           125,887             -
 Payments on borrowings                               (294,569)      242,988
                                                     ---------     ---------

 Net cash provided (used) by financing activities     (168,682)      242,988
                                                     ---------     ---------

NET INCREASE (DECREASE) IN CASH                       (163,694)      181,525

CASH - beginning of period                             281,109       615,712
                                                     ---------     ---------

CASH - ending of period                              $ 117,415   * $ 797,237
                                                     =========     =========

*($770,008 of which is included in assets of Business that the majority interest was Transferred under contractual agreement)

    The accompanying notes are an integral part of the financial statements

                                     F-10
================================================================================

NORTH AMERICAN GAMING AND ENTERTAINMENT
 CORPORATION AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
NINE MONTHS ENDED SEPTEMBER 30, 1999 AND 1998
================================================================================

1.  INTERIM FINANCIAL STATEMENTS (UNAUDITED)

In the opinion of North American Gaming and Entertainment Corporation and Subsidiaries (the Company), the accompanying unaudited consolidated financial statements contain all adjustments (consisting of only normal recurring accruals) necessary to present fairly the financial position of the Company at September 30, 1999 and the results of their operations and changes in cash flows for the nine months ended September 30, 1999 and 1998. The results of operations for the nine months ended September 30, 1998 and 1998 are not necessarily indicative of the results to be expected for the full year.



2.  BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
   POLICIES

The accompanying unaudited consolidated financial statements include the accounts of North American Gaming and Entertainment Corporation, a Delaware corporation (NAGEC), its wholly owned subsidiaries, GalaxSea Cruises and Tours, Inc. ("Galexsea"), and I.T. Cruise, Inc. ("IT") (collective the Company) and River Port Truck Stop, Inc. (RPI), Ozdon Investments, Inc. (Ozdon) and consolidated minority interests in OM Operating, LLC (OM), and River Port Truck Stock, LLC (RPLLC) through March 31, 1999 (See Note 3).

The Company's operations for the three months ended March 31, 1999 consisted of the truck stop facilities and/or video poker casinos in five truck stops, and the video poker devices for a route of 4 bars and restaurants, all located in the state of Louisiana. From April 1, 1999 to September 30, 1999, the Company received income from its equity investment in OM which operated three video poker casinos and one bar operation. The Company also operates in the cruise travel business.


Use of Estimates:  The preparation of unaudited consolidated financial
-----------------
statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


Property and Equipment:  Expenditures for property and equipment are recorded at
-----------------------
cost. Improvements which extend the economic life of such assets are capitalized. Expenditures for maintenance and repairs are charged to expense.

Depreciation is provided over the estimated useful lives of assets, which range from 5 to 31.5 years, using an accelerated method for financial accounting purposes.


Intangibles:  Intangibles, which consist of goodwill, trade names and contract
------------
rights are recorded at cost and are amortized over their estimated useful lives ranging from 5 to 9 years.

                                     F-11
================================================================================

NORTH AMERICAN GAMING AND ENTERTAINMENT
 CORPORATION AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
NINE MONTHS ENDED SEPTEMBER 30, 1999 AND 1998
================================================================================

2.  BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
   POLICIES (CONTINUED)

Long-Lived Assets:  Long-lived assets to be held and used in the Company's
------------------
business are reviewed for impairment, whenever events or changes in circumstances indicate that the related carrying amount may not be recoverable. When required, impairment losses on assets to be held and used are recognized based on the fair value of the asset.


Concentration:  Video poker revenue represents approximately 63% of the
--------------
Company's operating revenue for the nine months ended September 30, 1998.
During the nine months ended September 30, 1999, video poker revenues represent approximately 65% of operating revenues of its minority owned casino operations. Failure to comply with Louisiana gaming regulations regarding Video Poker could result in license revocation (see Note 8).


Basic Earnings Per Share:  Basic earnings per share of common stock was computed
-------------------------
by dividing income applicable to common stockholders, by the weighted average number of common shares outstanding for the year. Any potential common shares are anti-dilutive.


Fair Value of Financial Instruments:  The carrying amounts of financial
------------------------------------
instruments including cash, receivables, prepaids, notes receivable, accounts payable and accrued expenses approximated fair value as of September 30, 1998 because of the relatively short maturity of these instruments.

The carrying amounts of notes payable and debt issued approximate fair value as of September 30, 1998 because interest rates on these instruments approximate market interest rates.


3.  MINORITY INTERESTS

OM Operating L.L.C. (OM):  In 1994 the Company contributed to OM (the Operator)
-------------------------
its assets and liabilities related to the operation of the video draw poker gaming devices. Donald I. Williams (Williams) an employee of the Company, contributed $100 to the Operator as his capital contribution. OM was formed to facilitate compliance with Louisiana law which requires the operator of video poker devices in truck stops to be at least majority owned by Louisiana residents.

Through April 15, 1998, the Company received a gross income allocation equal to 20% of OM's gross gaming income generated from the operation of the video poker gaming devices. Gross gaming income is defined as total money played in all devices, less all payouts on winnings to players and less all gaming and device taxes and fees payable to the State of Louisiana.

                                     F-12
================================================================================

NORTH AMERICAN GAMING AND ENTERTAINMENT
 CORPORATION AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
NINE MONTHS ENDED SEPTEMBER 30, 1999 AND 1998
================================================================================

3.  MINORITY INTERESTS (CONTINUED)

Application of the above provisions of the Operating Agreement of OM resulted in 100% of the net income being allocated to the Company and 0% being allocated to Williams for the period from January 1, 1998 to April 15, 1998 and the year ended December 31, 1997.

Effective April 15, 1998, the Company and Williams entered into Amendment Number One (the "Amendment") to the Operating Agreement of OM.

The Company contributed to OM its right to the 20% gross income allocation in exchange for 99% of the ownership interest in OM, and simultaneously assigned 50% of the ownership interests in OM to Williams in exchange for a $4,000,000 nonrecourse note (the "Note") payable by Williams to the Company. Immediately thereafter Williams owned 51% and the Company owned 49% of the ownership interests in OM, the Company no longer has the 20% gross income allocation and Williams owes the Company $4,000,000 pursuant to the Note. The Note is payable solely from cash flow distributions made by OM to Williams from five video poker casinos, truck stops, and route operations operated by the Company and OM (less an amount to allow Williams to pay his federal and state income taxes on OM's net taxable income), and is secured by his 51% ownership interest and all cash flow distributions made to him with respect to the five existing video poker casinos, truck stops and route operations. The principal balance of the Note is automatically reduced pro-rata (at percentages agreed upon based on 1997 net operating income of each of the five locations) if OM loses the right to operate any of the five locations.

Until the Note is paid in full, the Company has the right to remove and appoint a new manager of Operator with the concurrence of Williams, and must at the request of Williams remove and replace any such manager who fails to satisfactorily perform his dutires. Once the Note has been paid in full, the manager will be elected by the owners of at least 65% of the ownership interest in OM.

In conjunction with the restructuring of OM, the Company and OM entered into a five year Consulting and Administrative Agreement (see Note 10) pursuant to which the Company would receive a fee of $400,000 per year.

Additionally, Williams and OM entered into a five year Employment Agreement pursuant to which Williams would receive an annual salary of $250,000 (see Note
10).

The Company agreed to lease to OM the land and buildings constituting The Gold Rush Truck Stop for payments of $400,000 per year expiring April 15, 2008 (see
Note 10).

Under the Amendment, Williams and the Company were allocated 51% and 49%, respectively, of the profits and losses of OM after deducting Williams' salary, the consulting fee and rent on the Gold Rush Truck Stop. The allocated profits of Williams were payable to the Company as a reduction of accrued interest on the Note and then principal until such time as Williams allocation of profits was sufficient to pay-off the Note.

                                     F-13
================================================================================

NORTH AMERICAN GAMING AND ENTERTAINMENT
 CORPORATION AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
NINE MONTHS ENDED SEPTEMBER 30, 1999 AND 1998
================================================================================

3.  MINORITY INTERESTS (CONTINUED)

Application of the above provisions of the Amendment resulted in 100% of the net income being allocated to the Company and 0% to Williams for the period from April 15, 1998 to March 31, 1999. The principal balance outstanding on the Note at March 31, 1999 remained at $4,000,000.

The restructure under the Amendment included an assignment of ownership interests by the Company which did not qualify for sale treatment under applicable accounting rules until Williams' share of distributions of cash flow resulted in sufficient payments on the Note to make significant reductions thereof. Because of this, the assignment transaction and resulting $4,000,000 Note were not reflected in the consolidated financial statements. The Company continued to consolidate the operations of OM until significant payments were to be made on the Note.

In accordance with generally accepted accounting principles, 51% of the assets and liabilities of OM were segregated as "Assets/Liabilities of business transferred under contractual agreement" in the December 31, 1998 consolidated balance sheet.


River Port Truck Stop,LLC (RPLLC):  The Company and Williams agreed to form
----------------------------------
RPLLC to pursue development, construction, ownership and operation of a truck stop and video poker facility. RPLLC was owned 49.9% by the Company and 50.1% by Williams.

In May 1998, RPI assigned RPLLC its lease on a truck stop facility and, on July 21, 1998, the Company and Williams entered into an Operating Agreement to govern the operations of RPLLC. Until the Note was paid in full, the Company had the right to remove and appoint a new manager of RPLLC with the concurrence of Williams, and must at the request of Williams remove and replace any manager who fails to satisfactorily perform his duties. Once the Note had been paid in full, managers would be elected by the owners of at least 65% of the ownership interests in RPLLC.

In conjunction with the Operating Agreement of RPLLC, the Company and RPLLC entered into a five year Consulting and Administrative Agreement (see Note 10) pursuant to which the Company would receive a fee of $50,000 per year.

Additionally, Williams, RPLLC and Operator also entered into an Amendment to the Employment Agreement (see Note 10) pursuant to which Williams agreed to perform the same services for RPLLC as he was performing for the Operator under the Employment Agreement and pursuant to which OM and RPLLC agree to split his annual salary of $250,000 pro rata based on the number of truck stop video poker casinos operated by each entity.

                                     F-14
================================================================================

NORTH AMERICAN GAMING AND ENTERTAINMENT
 CORPORATION AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
NINE MONTHS ENDED SEPTEMBER 30, 1999 AND 1998
================================================================================

3.  MINORITY INTERESTS (CONTINUED)

Williams and the Company were allocated 50.1% and 49.9%, respectively of the profits and losses of RPLLC. Notwithstanding the above, each members' distributive share of income, gain, loss, deduction or credit should be allocated to the Company and Williams' first to member accounts in order to cause the accounts to approximate the 49.9% and 50.1% ownership percentages, respectively, and then in proportion to the members' respective ownership percentage.

Application of the above provisions of the RPLLC Operating Agreement resulted in 100% of the net losses being allocated to the Company and 0% to Williams for the period from July 21, 1998 to March 31, 1999.


Restructure of OM and RPLLC:  In order to respond to additional concerns of the
----------------------------
Louisiana gaming regulators (see Note 8) related to the Amendment to the Operating Agreement and the RPLLC Operating Agreement, the Company and Williams executed Amendment Number Two to the Operating Agreement and Amendment Number One to the RPLLC Operating Agreement in February 1999 ("the Amendments").

The Amendments were effective April 1, 1999 and cancelled the Note and the Company's contribution of the 20% gross income allocation. In addition, Williams agreed to cancel his subordinated debenture in the amount of $103,651 (including accrued interest), return an aggregate of 2,553,000 shares of common stock of the Company owned by Williams and entities related to Williams, to cancel $78,000 of accrued dividends on Class A Preferred Stock, contribute .1% interest in RPLLC to the Company, and pay the Company cash ranging from $150,000 to $300,000. The Amendments terminated the Company's 20% gross income allocation in OM and caused it to contribute operating assets and liabilities of two truck stops and three restaurants to OM as of March 31, 1999. Thereafter, all profit and loss of OM and RPLLC will be allocated to the members based on each members' ownership as detailed below.

Concurrent with the Amendments, the Company entered into an agreement with 10 former Class A Preferred Stockholders (former stockholders) whereby the Company agreed to transfer 50% of its interest in all gaming operations (including OM, RPLLC, and the Gold Rush Truck Stop) to the former stockholders. In consideration, the former stockholders agreed to cancel their subordinated debentures in the amount of $338,837 (including accrued interest), return an aggregate of 5,614,632 shares of common stock and cancel $255,072 of accrued dividends on Class A Preferred Stock.

As of April 1, 1999, ownership of OM, RPLLC and the Gold Rush Truck stop were as follows:

                                                Former
                                Company      Stockholders    Williams       Total
                            --------------  --------------  -----------  -----------
OM                                   24.5%           24.5%        51.0%       100.0%
RPLLC                                25.0%           25.0%        50.0%       100.0%
The Gold Rush Truck Stop             50.0%           50.0%           -        100.0%

                                     F-15
================================================================================

NORTH AMERICAN GAMING AND ENTERTAINMENT
 CORPORATION AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
NINE MONTHS ENDED SEPTEMBER 30, 1999 AND 1998


3.  MINORITY INTERESTS (CONTINUED)

The Amendments constituted a transfer of ownership interest and control in all of the Company's gaming operations. The transfer became effective April 1, 1999. At that time, the Company recorded its investment in OM, RPLLC and the gold Rush Truck Stop under the equity method.

The following are condensed unaudited balance sheets for OM, RPLLC and the Gold Rush Truck Stop as of September 30, 1999 and the condensed unaudited statements of income for the nine months ended September 30, 1999.

                            CONDENSED BALANCE SHEETS
                                  (UNAUDITED)
                               September 30, 1999

                                                         Gold                  September
Assets                      OM              RPLLC        Rush        Total     30, 1999
                        ----------        ----------   --------   ----------   ----------
Cash                    $  638,000        $        -   $174,000   $  812,000   $  398,000
Accounts receivable        215,000            12,000     49,000      276,000      200,000
Restricted cash                  -                 -          -            -      200,000
Prepaid expenses            51,000             7,000      1,000       59,000       40,000
Inventories                 12,000                 -     74,000       86,000      138,000
Notes receivable                 -                 -          -            -       17,000

Property and               181,000         1,962,000    478,000    2,621,000    1,086,000
 equipment, net
Casino and truck stop
  under construction             -                 -          -            -    1,605,000
Intangibles and            171,000             7,000     28,000      206,000      375,000
 other, net             ----------        ----------   --------   ----------   ----------

Total Assets            $1,268,000        $1,988,000   $804,000   $4,060,000   $4,059,000
                        ==========        ==========   ========   ==========   ==========
LIABILITIES

Accounts payable and
  accrued liabilities   $  590,000        $  254,000    $157,000  $1,001,000   $  932,000
Notes payable               40,000         1,968,000     442,000   2,450,000    2,172,000
                        ----------        ----------    --------  ----------   ----------

Total Liabilities          630,000         2,222,000     599,000   3,451,000    3,104,000
                        ----------        ----------    --------  ----------   ----------

Capital                    638,000          (234,000)    205,000     609,000      955,000
                        ----------        ----------    --------  ----------   ----------

Total Liabilities       $1,268,000        $1,988,000    $804,000  $4,060,000   $4,059,000
 and Capital            ==========        ==========    ========  ==========   ==========

                                     F-16
================================================================================

NORTH AMERICAN GAMING AND ENTERTAINMENT
 CORPORATION AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
NINE MONTHS ENDED SEPTEMBER 30, 1999 AND 1998
================================================================================

3.  MINORITY INTERESTS (CONTINUED)

                        CONDENSED STATEMENTS OF INCOME
                                  (UNAUDITED)

                                         Nine Months Ended
                                         September 30, 1999
                                         ------------------

    Revenues                                    $15,013,000
    Costs of revenue                             (9,896,000)
    General and administrative                   (4,068,000)
                                                -----------

    Operating income                              1,049,000

    Interest expense, net                          (151,000)
    Other income (expense)                         (419,000)
                                                -----------

       Net income                               $   479,000
                                                ===========

4.  PROPERTY AND EQUIPMENT

Property and equipment include the following at September 30, 1999:

    Leasehold Improvements                      $  6,000
    Furniture and Equipment                      125,000
                                                --------

                                                 131,000

    Less Accumulated Depreciation                (87,000)
                                                --------

    Property and Equipment - Net                $ 44,000
                                                ========


5.  ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payable and accrued liabilities as of September 30, 1999 include the following:

    Trade accounts payable and other            $121,000
    Accrued payroll and payroll taxes             34,000
    Accrued interest payable                     120,000
                                                --------
                                                $275,000
                                                ========

                                     F-17
================================================================================

NORTH AMERICAN GAMING AND ENTERTAINMENT
 CORPORATION AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
NINE MONTHS ENDED SEPTEMBER 30, 1999 AND 1998
================================================================================

6.  INCOME TAXES

The Company uses the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the unaudited consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax consolidated basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The Company files a consolidated U. S. Federal tax return. OM and PRLLC are not subject to income taxes. Income or loss is required to be included in the income tax returns of the members.

The components of the provision for income taxes as shown on the accompanying unaudited consolidated statements of operations are as follows:

                              Nine Months Ended September 30,
                            -----------------------------------

                                  1999                   1998
                                --------                -------
    Current- Federal            $ 95,000                $     -
    Current-State                  9,000                      -
    Deferred                     112,000                 85,000
                                --------                -------

                                $216,000                $85,000
                                ========                =======

Components of the net deferred tax asset at September 30, 1999 are as follows:

    Deferred tax assets:
    Net operating loss carryforwards                $1,025,000
    Vacation accrual                                    21,000
    Other, net                                           9,000
                                                    ----------

    Total deferred tax assets                        1,055,000
    Less - valuation allowance                        (759,000)
                                                    ----------

    Net deferred tax assets                         $  296,000
                                                    ==========

At September 30, 1999, the Company had a net operating loss carryforward available for Federal income tax purposes of approximately $2,892,000. Because of tax rules relating to changes in corporate ownership, the utilization by the Company of these benefit carryforwards in reducing its tax liability is restricted to a cumulative annual utilization of approximately $330,000. The amounts of operating loss carryforwards expire in varying amounts through 2008. Due to the uncertainty of realization and the annual restriction discussed above, a deferred tax asset valuation allowance has been provided.

                                     F-18
================================================================================

NORTH AMERICAN GAMING AND ENTERTAINMENT
 CORPORATION AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
NINE MONTHS ENDED SEPTEMBER 30, 1999 AND 1998
================================================================================

6.  INCOME TAXES (CONTINUED)

The following is a reconciliation of the U. S. statutory tax rate to the Company's effective rate for the years ended September 30, 1998 and 1997:

                                  1998      1997
                                  ----      ----
    Statutory rate                34.0%     34.0%
    Goodwill amortization            -      50.7
    State income taxes             2.5         -
    Other                          3.5     (13.6)
                                  ----      ----

Company's effective rate          40.0%     71.1%
                                  ====      ====


7.  NOTES PAYABLE

                                                                     September
                                                                     30, 1999
                                                                    -----------

    Note payable to International Tours, Inc. ("International")
    a stockholder, interest at 9%, payable in monthly
    installments of $50,000. Loan collateralized by security
    interest in 100% of the stock of GalaxSea and IT Cruise         $   992,525

    Notes payable to certain stockholders, interest of 9%, payable in equal monthly installments until maturity on June 1, 2003.
    The notes are unsecured.                                            514,067


    Other                                                                16,350
                                                                    -----------
                                                                      1,522,942
    Less: Current Portion                                            (1,212,432)
                                                                    -----------
    Long-Term Portion                                               $   310,510
                                                                    ===========

The amounts due in subsequent years are as follows:


               September 30,             Total
               -------------           ----------

                   2000                $1,212,432
                   2001                   131,974
                   2002                   144,354
                   2003                    34,182
                                       ----------

                  Total                $1,522,942
                                       ==========

                                     F-19
================================================================================

NORTH AMERICAN GAMING AND ENTERTAINMENT
 CORPORATION AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
NINE MONTHS ENDED SEPTEMBER 30, 1999 AND 1998
================================================================================

7.  NOTES PAYABLE (CONTINUED)

Debt Restructuring:  As of September 30, 1999, the Company was in arrears in
-------------------
payments to International, a related party, on the promissory note issued to International by the Company as partial consideration for the I.T. Cruise acquisition. The note had an original principal balance of $1,400,000, requires monthly payments of principal and interest of $50,000, had an unpaid principal balance of $992,525 at September 30, 1999, and is secured by a pledge of the outstanding capital stock of I.T. Cruise and GalaxSea. The Company is current in payment of all other indebtedness and payables except as discussed below.

The cash flow currently being generated by the Company is presently not sufficient to allow it to make the required payments on the International note and to continue to remain current on its other indebtedness and payables. Consequently, International has agreed to allow the amounts accrued and owed to it to continue to remain outstanding (with interest accruing thereon) until the earlier of January 1, 2000 or the time that excess cash flow is available to pay such amount (or any portion thereof) and, further, has granted relief to the Company to allow it to pay the lesser of $50,000 per month or excess available cash flow, until January 1, 2000, at which time the $50,000 scheduled monthly payments will recommence. Until such time as the regular scheduled payments on the International note recommence and the International note is no longer in arrears, all payments will be suspended on the subordinated debentures issued by the Company which have aggregate remaining principal balances of $541,067 at September 30, 1999. These notes require aggregate payments of principal and interest of approximately $13,5000 per month, and are expressly made subordinate to the International note as well as other senior debt of the Company.



8.  CONCENTRATIONS, COMMITMENTS AND CONTINGENCIES

License Renewal Process:  The Louisiana gaming regulators (the "Regulators")
------------------------
have undertaken to review of all licensees operating video poker casinos. The Regulators have reviewed the ownership structure of the Company's video poker operations under the Amendment (see Note 3) and have expressed concerns whether such structure satisfies the Louisiana residency requirements necessary to operate video poker casinos. As a result, the Company was given until February, 1999 to restructure the ownership of OM and RPLLC. As a result, the Amendments were agreed to in February 1999 and given to the Regulators for review (also see
Note 3). The Company believes its structure is satisfactory, but there can be no assurance that the Regulators will concur. If the Company's ownership structure is not found to satisfy the residency requirements, the Company may have its license revoked. A revocation of the Company's license would have a material adverse effect on the Company's business operations and financial condition.

The Regulators require the truck stop owner to maintain an "Establishment License". The holder of the Establishment License is required to maintain control over the truck stop's fuel operations. If any truck stop owners have their Establishment License revoked, it would have a material adverse effect on the Company's business operations and financial condition.

                                     F-20
================================================================================

NORTH AMERICAN GAMING AND ENTERTAINMENT
 CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NINE MONTHS ENDED SEPTEMBER 30, 1999 AND 1998
================================================================================

8.  CONCENTRATIONS, COMMITMENTS AND CONTINGENCIES (CONTINUED)

Louisiana Regulations:  According to the regulations established by the
----------------------
Regulators for video draw poker machines, the licensed facility's primary business annual gross revenue shall exceed the facility's video gaming annual gross revenue. For the periods ended September 30, 1999 and 1998, the Company was in violation of this regulation. This regulation was not being enforced in 1999 and 1998. Currently, gaming laws in effect do not contain a provision similar to this regulation, and the Regulators have informally indicated that it does not plan to enforce any of its regulations that are not based on express statutory provisions. Management presently anticipates that the Regulators will continue to choose not to enforce this regulation.

The franchise payment payable to the State of Louisiana by the Company through March 31, 1999 and OM from April 1, 1999 to September 30, 1999 equal 32.5% of net gaming device revenue.


Cash:  The Company maintains cash balances with financial institutions which
-----
periodically exceeds FDIC limits.

In the opinion of management, there are no other contingent claims or litigation against the Company which would materially affect its consolidated financial position.



9.  STOCKHOLDERS' DEFICIT

Preferred Stock
---------------

The Company has approved the authorization of 10,000,000 shares of preferred stock with attributes as determined by the Board of Directors.

The Company also has a class of 1,600,000 shares of Class A Preferred Stock.
The Class A Preferred Stock has a par value of $3.00, bears a 10% annual cumulative dividend, payable monthly and is convertible into common stock on a 1 to 1 basis.

The Class A Preferred Stock is redeemable at the option of the Company and carries a liquidation preference of $3.00 per share.

In connection with the 1996 acquisition of GalaxSea and IT Cruise, the Company redeemed 313,000 shares of Class A Preferred Stock, obtained an agreement to discontinue accruing dividends for two years and changed the conversion ratio into common stock to 6.4 to 1.

Additionally, in connection with the acquisitions, the Board of Directors created a new series of preferred stock, Preferred Stock Series "B". The maximum shares under the series is 8,000,000. The Preferred Stock Series B has a par value of $.01, accrues no dividends and converts on a 1 to 1 basis into common stock.

                                     F-21
================================================================================

NORTH AMERICAN GAMING AND ENTERTAINMENT
 CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NINE MONTHS ENDED SEPTEMBER 30, 1999 AND 1998
================================================================================

9.  STOCKHOLDERS' DEFICIT (CONTINUED)

During 1998, the Company converted 1,287,000 shares of Class A Preferred Stock and 8,000,000 shares of Preferred Stock Series B into 8,240,000 and 8,000,000 shares of common stock, respectively.

In conjunction with the conversion of the preferred stock, the Company issued 5,452,854 shares of common stock to International under the terms of an anti-dilutive provision in the I.T. Cruise and GalaxSea purchase agreements. As the issuance of the stock maintains the value of the shares issued in the acquisition, the shares were recorded as a reduction of paid in capital at their par value.


Restrictions on Ownership
-------------------------

The Company's Certificate of Incorporation restricts ownership of the common and preferred stock of the Company in order to comply with applicable gaming statutes. Persons who are not suitable to be stockholders of the Company under such statutes may not own common or preferred stock of the Company. Further, any stockholder may be required, at such stockholder's expense, to make filings with applicable gaming authorities to determine suitability, and if found not suitable will be required to dispose of such stockholder's stock and will not be entitled to vote or receive distributions pending such disposal.


Stock Options
-------------

During 1996, the Company granted an officer and one of its directors options to purchase 500,000 shares each of common stock for $.30, share. The shares were fully vested as of the date of the grant and expire five years from the date of the grant. No options to purchase the Company's stock were issued during 1999 and 1998.

The following is a table of options granted:

                                                           Exercise
                                                          Price Per
                                        Options             Share
                                       ---------         -----------

Balance, December 31, 1998             1,000,000         $       .30
                                       =========         ===========

Balance, September 30, 1999            1,000,000         $       .30
                                       =========         ===========

The Corporation has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation." Accordingly, no compensation cost has been recognized for the stock options. There is no proforma effect in 1999 or 1998 as the Company granted no options during those years.

                                     F-22
================================================================================

NORTH AMERICAN GAMING AND ENTERTAINMENT
 CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NINE MONTHS ENDED SEPTEMBER 30, 1999 AND 1998
================================================================================

10.  CONTRACTS

OM currently has three gaming and/or truck stop establishments as well as video poker route operations in Louisiana. Through March 31, 1999, the Company consolidated the operations of OM (See Note 3). Therefore, the Company, through its consolidated subsidiary OM, was the operator until March 31, 9999 when it sold a portion of its interest in OM. The gaming contracts assign various percentages of the gaming revenues of these establishments to various property owners, lessors or lenders. When the OM enters into a contract with an establishment, it acquires the right to place gaming devices in the establishment's truck stop facilities or bars. These agreements provide the establishments a percentage of the net gaming income. In addition, the OM has a revenue sharing agreement on a single location (Gold Rush) which operates similar to the other gaming contracts, but Ozdon owns the truck stop facility. Below is a listing of the gaming contracts OM has at September 30, 1999, and a definition of terms used.


Net Gaming Income:  Video poker revenue less state franchise fees and device
------------------
fees.


Route Operators:  Individuals who count, report, and deposit the gaming income.
----------------


Route Operations:  The Company has a gaming contract with a bar.  This contract
-----------------
provides the establishment's owners with 50% of the net gaming income.


King's Lucky Lady:  In April 1992, the Company signed an agreement for the lease
------------------
of the King's Truck Stop in Port Barre, Louisiana. This lease was for a term of five years beginning on May 1, 1992, with monthly rental payments of 20% of the net revenue from the video poker machines. The Company had an option to renew the lease for three additional five-year terms, subject to the parties negotiating a percentage rental for the renewal period acceptable to both parties.

As of April 1, 1999, the Company and OM will no longer operate King's Lucky Lady Truck Stop and the video poker casino as a result of settlement of litigation involving this truck stop. Under the terms of the settlement, the Company and OM received $325,000 as proceeds for the sale of all video poker related equipment and inventory of the escrow fund and were entitled to 20% of the net profits of King's Lucky Lady for the month of March 1999.


The Lucky Longhorn Club:  During 1993, the Company purchased the right to
------------------------
operate the gaming devices of this establishment. The Company is bound by the terms of an agreement signed by the previous owner on June 2, 1992, which is for a period of ten years and provides for the establishment's owners to receive 50% of the net gaming income. In connection with the 1998 settlement of a previous dispute, the Company is required to pay the property owners $3,000 per month through October 1999.

                                     F-23
================================================================================

NORTH AMERICAN GAMING AND ENTERTAINMENT
 CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NINE MONTHS ENDED SEPTEMBER 30, 1999 AND 1998
================================================================================

10.  CONTRACTS (CONTINUED)

Pelican Palace:  The Company lent approximately $1,450,000 to Curray Corporation
---------------
during 1994 for the construction of a truck stop in Vinton, Louisiana. Curray Corporation started construction in 1993 and in 1994, when the construction was completed, the Company began operating 50 video poker machines under a five year operating agreement. Under the operating agreement with Curray, 70% of the net profit from the premise's operations were dedicated to repayment of the loan from the Company with the remainder split 50% to each party. After the note was paid in full, the revenues were split 50% to each party. The operating agreement allows for three, five year renewal options.

In addition, the Company has agreed to pay 2% of its share of net profits to an unrelated third party for a finders fee.


Gold Rush Truck Stop:  Ozdon owns this truck stop facility which is currently
---------------------
operated by OM.

OM is required, to pay a former lender ten percent (10%) of net gaming income as long as OM continues to operate the gaming establishment in St. Landry Parish, Louisiana. In addition, in the event that Ozdon is sold to an unrelated party, the agreement provides for the former lender to receive ten percent (10%) of the proceeds from the sale in excess of $265,000.


Diamond Jubilee:  The Company issued 450,000 shares of the Company's common
----------------
stock to New Orleans Video Poker, Inc. (NOVP) on July 1, 1996 in exchange for the right to operate the gaming devices of this establishment. The common stock issued in conjunction with the acquisition was recorded as revenue interest rights at $81,450, the historical basis of net assets acquired. The Company and NOVP were related parties at the time of the acquisition. The Company subleases the facility from NOVP. The sublease agreement requires that the Company pay NOVP an amount equal to 50% of the net operating cash flow from the truck stop and casino after deductions for (i) all cash costs and expenses paid by the Company and (ii) interest and principal on any indebtedness of the Company on any furniture, fixtures, and equipment placed in the video poker casino, bar, or parking lot.

In August, 1998, the Company and NOVP purchased the rights to operate the truck stop fuel operations and restaurant. In August 1999, the company and OM no longer operated the Diamond Jubilee.


RPLLC:  In January 1997, RPI entered into an agreement to lease a truck stop
------
facility for a period of 50 years. The terms of the lease call for monthly base rent of $7,000 plus Additional Rent of ten percent (10%) of Net Revenue as defined in the lease agreement. Lessor further agreed that for the first 24 months after the commencement of video poker operations the Additional Rent would be five percent (5%) and that commencing with the twenty-fifth (25th) month of video poker operations that the Additional Rent would be ten percent (10%) of Net Revenue. RPI assigned the lease to RPLLC in 1998. Construction of the River Port Truck Stop convenience store was completed in January 1999.

                                     F-24
================================================================================

NORTH AMERICAN GAMING AND ENTERTAINMENT
 CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NINE MONTHS ENDED SEPTEMBER 30, 1999 AND 1998
================================================================================

10.  CONTRACTS (CONTINUED)

During 1999, RPLLC entered into a fifteen year operating agreement with a third party to operate the convenience store, restaurant and truck stop. The operating fees due RPLLC for the truck stop are based on gallons of gasoline sold and an escalating base rent for the convenience store. The operator is also responsible for its share of common area costs.

Final design and permitting for the casino were completed during May 1999 and construction commenced in June 1999, with completion targeted for the end of the fourth quarter of 1999.

Rent expense under the gaming leases was as follows:

                       January 1, 1999       April 1, 1999 to
                       to March 31, 1999    September 30, 1999*   September 30, 1999
                       -----------------    -------------------   ------------------

  Kings Lucky Lady              $ 91,000             $        -           $  257,000
  The Longhorn Club              335,000                566,000              953,000
  Pelican Palace                 242,000                413,000              553,000
  Gold Rush Truck Stop            53,000                309,000              157,000
  Diamond Jubilee                199,000                333,000              689,000
  RPLLC                           21,000                 42,000               63,000
                                --------             ----------           ----------
                                $941,000             $1,663,000           $2,672,000
                                ========             ==========           ==========

* Represents period after the Company sold a portion of their interest in OM, the operator.

Consulting Agreements:  In April 1998, the Company entered into a four year
----------------------
consulting agreement with OM. The agreement required OM to pay the Company an annual consulting fee of $400,000.

In July 1998, the Company entered into a consulting agreement with RPLLC. The agreement required RPLLC to pay the Company an annual consulting fee of $50,000.

In conjunction with the restructuring of OM and RPLLC, the agreements were terminated effective April 1, 1999 (see Note 3).


Employment Agreement:  In April 1998, OM entered into a four year employment
---------------------
agreement with Williams. The agreement required OM to pay Williams $250,000 per year for services provided.

In July 1998, the agreement was amended to require RPLLC to pay a proportionate share of the salary to Williams.

In conjunction with the restructuring of OM and RPLLC, the annual salary was reduced effective April 1, 1999 to $100,000 per year (See Note 3).

                                     F-25
================================================================================

NORTH AMERICAN GAMING AND ENTERTAINMENT
 CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NINE MONTHS ENDED SEPTEMBER 30, 1999 AND 1998
================================================================================

10.  CONTRACTS (CONTINUED)

Gold Rush Truck Stop Lease:  In April 1998, the Company entered into a ten year,
---------------------------
triple net lease with OM to lease the truck stop and casino assets to OM. The lease called for annual base rent of $400,000.

In conjunction with the restructuring of OM and RPLLC, the lease was terminated effective April 1, 1999 and the Company entered into a new six month lease with OM. The new lease requires OM to pay the Company $33,333 per month through September 1999 (See Note 3).


11.  EMPLOYEE BENEFIT PLAN

The Company adopted a 401(k) plan effective, January 1, 1998. Participation is voluntary and employees are eligible to participate upon attaining age 21 and completing one year of employment with the Company. The Company provides no matching contribution but may make a discretionary contribution which vests over six years. The Company made no discretionary contributions for the nine months ended September 31, 1999 and 1998.


12.  SUBSEQUENT SALE OF CRUISE DIVISION

On October 15, 1999, the Company entered into an agreement to sell all of its cruise related assets. The purchase price is $1,333,334 in cash and 666,667 shares of common stock of the purchaser. The sale has been approved by written consent of a majority of the outstanding shares of the Company's common stock. The cash portion of the purchase price has been paid to the Company, but the shares of purchaser's common stock shares, $66,667 in cash and the assets being sold by the Company have been placed in escrow pending the dissemination of an Information Statement to the remaining stockholders of the Company. After dissemination of the Information Statement, the sale will be consummated with an effective date of October 1, 1999.

                                     F-26
================================================================================

                                                                      Appendix A


                                WRITTEN CONSENT
                      OF THE HOLDERS OF A MAJORITY OF THE
                     OUTSTANDING SHARES OF COMMON STOCK OF
                           NORTH AMERICAN GAMING AND
                           ENTERTAINMENT CORPORATION


     The undersigned, constituting holders of at least a majority of the outstanding shares of common stock of North American Gaming and Entertainment Corporation (the "Company"), hereby take the following corporate actions by written consent:

          RESOLVED, that the Company is authorized and directed to enter into a "Purchase of Assets" agreement (the "Agreement") with Travelbyus-IT Incorporated, Travelbyus-GalaxSea Incorporated and Travelbyus.com Ltd. (collectively the "Purchaser"), and International Tours, Inc., GalaxSea Cruises and Tours, Inc. and IT Cruise, Inc., pursuant to which International Tours, Inc. and GalaxSea Cruises and Tours, Inc. sell all or substantially all of their assets, and the Company sells the outstanding stock of IT Cruise, Inc., to the Purchaser in consideration of an aggregate of U.S. $2,000,000 in cash and 1,000,000 shares of common stock of Travelbyus.com Ltd. upon the terms and conditions set forth in the Agreement received by the Company on October 1, 1999 as such Agreement may be modified and further negotiated by the parties thereto; and the officers of the Company are authorized and directed to further negotiate and modify such Agreement upon the terms and conditions as they, in their sole discretion, deem advisable, along with the other agreements and instruments contemplated thereby, and to execute and deliver such other agreements and instruments and the Agreement as so further modified and negotiated; and the signature of the officers thereon shall be conclusive evidence of the authorization and approval thereof by the Company.

          RESOLVED FURTHER, that the consummation of the transactions involving the Company under the Agreement shall become effective without further action on the earlier of (i) March 31, 2000 or (ii) twenty days after the mailing by the Company of an Information Statement to the shareholders of the Company in accordance with the rules and regulations of the Securities and Exchange Commission.

          RESOLVED FURTHER, that the officers of the Company are authorized and directed to take such further actions and to negotiate and execute any such further documents and instruments as they, in their sole discretion, deem necessary or advisable to place the foregoing resolutions into effect and to otherwise consummate the transactions contemplated by the Agreement and any documents or instruments contemplated thereby.

     Executed effective as of the moment that a majority of the outstanding shares of common stock have executed this Written Consent as evidenced by the date of the signatures below. This Written Consent may be executed in one or more counterparts, and all of such counterparts shall constitute one and the same instrument. Facsimile signatures shall be considered original signatures.

                              INTERNATIONAL TOURS, INC.



                              By:   /s/ Ron Blaylock
                                    ----------------------------------------
                                    Ron Blaylock, President
                                    Number of Common Shares Owned: 17,390,294
                                    Date: October 11, 1999

                              IT FINANCIAL CORP.



                              By:   /s/ Ron Blaylock
                                    ----------------------------------------
                                            Ron Blaylock, President
                                    Number of Shares Owned: 232,326
                                    Date: October 11, 1999


                                 /s/ Ted C. Parker, Jr.
                              ----------------------------------------
                                    Ted C. Parker, Jr., Individually
                                    Number of Shares Owned: 1,243,334
                                    Date: October 12, 1999


                                 /s/ Keith Weber
                              ----------------------------------------
                                    Keith Weber, Individually
                                    Number of Shares Owned: 93,729
                                    Date: October 12, 1999

                                 /s/ Lamar E. Ozley, Jr.
                              ----------------------------------------
                                    Lamar E. Ozley, Jr., Individually
                                    Number of Shares Owned: 1,942,329
                                    Date: October 12, 1999

                            SARTAIN FISCHBEIN & CO.
                          CERTIFIED PUBLIC ACCOUNTANTS


                                     SF&Co.

Independent Auditors' Report



To the Stockholders
North American Gaming and Entertainment Corporation


We have audited the accompanying consolidated balance sheet of North American Gaming and Entertainment Corporation (a Delaware corporation) and Subsidiaries as of December 31, 1998, and the related consolidated statements of operations,
stockholders' deficit and cash flows for the year then ended.   These
consolidated financial statement are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of North American Gaming and Entertainment Corporation and Subsidiaries as of December 31, 1998, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.


                              /s/ Sartain Fischbein & Co.

February 17, 1999, except for Notes 8 and
10 which the date is March 31, 1999
Tulsa, Oklahoma

 3010 SOUTH HARVARD AVE., SUITE 400, TULSA, OK 74114-6193 . 918 749-6601
                              . FAX 918 744-1506

                              ARTHUR ANDERSEN LLP



                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Shareholders of
North American Gaming and Entertainment Corporation:


We have audited the accompanying consolidated statement of operations, stockholders' equity (deficit) and cash flow of North American Gaming and Entertainment Corporation (a Delaware corporation) and subsidiaries for the year ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated results of operations and cash flow of North American Gaming and Entertainment Corporation and subsidiaries for the year ended December 31, 1997 in conformity with generally accepted accounting principles.


                              /s/ Arthur Andersen LLP



New Orleans, Louisiana,
March 12, 1998



                                      F-3